Exhibit 10.3

CONVERTIBLE PROMISSORY NOTE

This Note dated March 1, 2023, is a duly authorized Promissory Note of Landmark PMG, LLC, a limited Liability Corporation duly organized and existing under the laws of the State of California (the “Company”) between the Company and Robert Papiri Defined Benefit Plan (the “Lender”). The Company has been purchased by Palisades Venture, Inc. a Wyoming Corporation.

The principal amount of the note is $24,000 (the “Note”). Of this amount $4,000 has been loaned previously, plus interest at 8 % since February 2020 , and $10,000 funded in three tranches, (addendum A) plus interest at 8 % from each funding date, plus $2500 due now, for a grand total in the new principal of approximately 18,000, leaving a total to be funded of approximately $6,000 for the 15c211 or additional audit expenses, expected in the second quarter of 2023.

This note will become effective only upon the execution by both parties.

For good and valuable consideration, the Company jointly and severally promises to pay to the order of Lender whose address is located at (see signature line) all principal and interest.

The note will be due in full including 8 % per annum interest 27 months from the date hereof. If the funds are converted into common stock within 60 days, no interest will be charged accept interest already earned will be considered principal.

This note can be converted into 2,500,000 shares of common stock in Palisades Venture Inc. at the option of the Lender. If the Lender opts not to convert, then the note will be repaid over 18 months with a balloon at the end of the term. Payments of $1,000 per month minimum will be made starting on January 01, 2024 and shall first be applied to interest and the balance to principal. Any amount due at the end of the term will be immediately due. This note may be prepaid at any time, in whole or in part, without penalty. This note shall, at the option of any holder hereof, be due and payable upon the:

1/. Failure to make any payment within five days of the due date.

2/. Breach of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage granted, in whole or in part, as collateral security for this note.

3/. Death, incapacity, dissolution or liquidation of any of the undersigned, or any endorser, guarantor or surety.

4/. Filing by any of the undersigned of an agreement for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

5/. Default rate is 14%

If this note shall be in default and placed for collection the undersigned shall pay all reasonable attorney fees and costs of collection.

Initials_or____, ______

1

At the sole discretion of the Lender, the note may at any time following the signing of this agreement be converted to 2,500,000 shares of common stock of the Company and these shares will be registered with the SEC in the S 1 registration statement. The lender can convert any portion of the shares , based on $24000 divided by 2,500,000.

As consideration of this note , the issuer will register 500,000 warrants cashless , exercisable at .0001 with the s-1 being filed in the next 60 days.

While this note is outstanding the lender will not put any secured liens on the company without paying off the balance of this note .

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Lender is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), and will acquire this Note and the Underlying Shares (collectively, the “Securities”) for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Lender has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of the Securities. Lender can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Lender recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Lender has carefully considered and has, to the extent Lender believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Lender has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Lenders’ knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Lender has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Lender. The Company has supplied Lender limited information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Lender is relying on its own investigation and evaluation of the Company and the Securities and not on any other.

Initials___or___, ______

2

Payments shall be made to such address as may be designated by the Lender.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties shall remain fully bound until this note is paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver or other indulgence or discharge or release of any obligor hereunder or exchange, substitution or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and be governed and enforced in accordance with the laws of the State of California.

/s/ Orie Rechtman

Orie Rechtman

Landmark PMG, LLC/Palisade Venture, Inc.

/s/ Robert Papiri

By: Robert Papiri

Initials __or___, ______

3

EXHIBIT A

Distribution of Funds

Funds to be distributed as follows:

Already distributed	$4,000

Auditor	$12,500

Other legal costs etc.	$7,500

Total	$24,000

Initials or_, ______

4